SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 26, 2009

Axion International Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

665 Martinsville Road, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 524-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2009, Michael Martin resigned as a member of the Board of Directors of Axion International Holdings, Inc. (the “Company”) and its wholly owned subsidiary Axion International, Inc. (the “Subsidiary”).  In addition, Mr. Martin resigned as Secretary of the Company and the Subsidiary, and Michael Johnson, the Company’s Chief Financial Officer, was appointed as Secretary of the Company and the Subsidiary.  The resignation of Mr. Martin was not a result of any disagreement with the Company.

On June 1, 2009, Miles Slater and Alan Siegel were appointed to fill vacancies in the Board of Directors of the Company and the Subsidiary.  The Company has agreed to grant to each of Messrs. Slater and Siegel warrants to purchase 150,000 shares of Common Stock at an exercise price of $1.13 per share, of which 50,000 shares are exercisable immediately and of which 50,000 shares are exercisable on the first anniversary date and 50,000 shares are exercisable on the second anniversary date, provided, Messrs. Slater and Siegel, respectively, continue to be members of the Board of Directors on such dates.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 1, 2009

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ James Kerstein
Name: James Kerstein Title: Chief Executive Officer